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                                                                    EXHIBIT 23.1



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated March 31, 2000, accompanying the consolidated financial statements and schedule included in the annual report of G-III
Apparel Group, Ltd. and Subsidiaries on Form 10-K for the year ended January 31, 2000. We hereby consent to the incorporation by reference of said report in this Registration Statement of G-III Apparel Group, Ltd. and Subsidiaries on
Form S-8.


/s/ Grant Thornton LLP



New York, New York
June 13, 2000